SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[x]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Echlin Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


               ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:                   --------------

     (2)  Aggregate number of securities to which transaction applies:                      --------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
          calculated and state how it was determined):                                      --------------

     (4)  Proposed maximum aggregate value of transaction:                                  --------------

     (5)  Total fee paid:                                                                   --------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or
     Schedule and the date of its filing.
     (1)  Amount Previously Paid:                                                           --------------

     (2)  Form, Schedule or Registration Statement No.:                                     --------------

     (3)  Filing Party:                                                                     --------------

     (4)  Date Filed:                                                                       March 16, 1998


                               [ECHLIN LOGO]




Dear Fellow Shareowner:

      As you may know, SPX Corporation is soliciting Demands to call a special meeting of Echlin shareholders to gain control of your Company. Your Board of Directors unanimously opposes this attempt by SPX, and unanimously recommends that you do not deliver any Demands (including any Gold demand cards) to SPX. Whether or not you have executed a Demand, your Board urges you to sign and deliver the enclosed GREEN revocation card today.

      The enclosed Revocation Solicitation Statement contains information as to why you should, and how to, revoke any previously signed and delivered Demand.

            Thank you for your continued support.



                                          Very truly yours,


                                          Larry McCurdy
                                          Chairman of the Board, President and
                                          Chief Executive Officer
                                          March 16, 1998